Exhibit 99.1
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports fiscal 2009 second quarter results
MILWAUKEE (February 20, 2009)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, reports sales and earnings for its fiscal 2009 second quarter ended January 31, 2009.
     Sales for the quarter were down 26.8 percent to $266.4 million compared to $364.1 million in the second quarter of fiscal 2008. Organic sales were down 20.8 percent, acquisitions contributed 0.2 percent to sales, and currency exchange had a negative impact of 6.2 percent on sales. By segment, total sales declined 21.5 percent in the Americas, 28.9 percent in Europe, and 33.7 percent in the Asia/Pacific region.
     Net loss for the quarter was $4.2 million compared to net income of $26.7 million in the fiscal 2008 second quarter. Net loss per diluted Class A Common share was $0.08 in the quarter compared to earnings of $0.48 per share in the fiscal 2008 second quarter. 2009 results include after-tax restructuring charges of $14.0 million, or $0.27 per share.
     Sales for the six months ended January 31, 2009 declined 13.4 percent to $644.8 million compared to $744.3 million in the same period last year. Net income for the first six months of fiscal 2009 was down 47.7 percent to $33.0 million compared to $63.1 million for the same period in fiscal 2008. Six-month earnings per diluted Class A Common share were down 45.6 percent to $0.62 compared to $1.14 in fiscal 2008. Results include after-tax restructuring charges of $15.2 million or $0.28 per share for the six-month period.
     “The rapidly weakening economy and a strengthening dollar, coupled with many customers taking extended shut-downs during the various global holidays, as well as inventory reduction efforts by both our customers and our channel partners, made this a very tough quarter for us,” said Brady President and CEO Frank M. Jaehnert. “As previously announced, we implemented cost-control measures in December, including a 10 percent workforce reduction and significant reduction of discretionary spending. We further reduced costs by eliminating an additional 10 percent of our workforce through a reduction in contract labor. These early and swift actions allowed us to significantly reduce our cost structure, albeit not at the same rate as the rapid decline in sales. We are closely monitoring business conditions and are ready to take additional action if needed.”
     “We continue to aggressively manage our expenses and working capital, and our financial position remains strong. In the quarter we saw an increase in cash bringing our total cash balance to $185 million,” said Brady Chief Financial Officer Thomas J. Felmer. “Based on current economic conditions and currency exchange rates, we are reducing our net income guidance to between $65 and $75 million, from $75 to $85 million, including after-tax restructuring charges of approximately $20 million. We are reducing earnings per diluted share guidance to between $1.23 and $1.42, from $1.40 to $1.59. Excluding restructuring charges, we expect net income of between $85 and $95 million, down from $95 to $105 million; and earnings per diluted share of between $1.61 and $1.80, down from $1.78 to $1.97.”

     A webcast regarding fiscal 2009 second quarter results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Standard Time today.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs about 7,000 people at operations in the Americas, Europe and Asia/Pacific.
     More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2008. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended January 31,			Six Months Ended January 31,
			Percentage			Percentage
(Dollars in Thousands)	2009	2008	Change	2009	2008	Change
Net sales	$266,449	364,124	-26.8%	$644,766	744,258	-13.4%
Cost of products sold	140,307	189,101	-25.8%	337,478	381,567	-11.6%

Gross margin	126,142	175,023	-27.9%	307,288	362,691	-15.3%

Operating expenses:
Research and development	8,503	10,071	-15.6%	17,559	19,050	-7.8%
Selling, general and administrative	93,613	122,508	-23.6%	207,870	242,859	-14.4%
Restructuring charge	19,408	—	—	21,047	—	—

Total operating expenses	121,524	132,579	-8.3%	246,476	261,909	-5.9%

Operating income	4,618	42,444	-89.1%	60,812	100,782	-39.7%

Other income and (expense):
Investment and other (expense) income	(1,698)	2,269	-174.8%	154	2,387	-93.5%
Interest expense	(6,314)	(6,747)	-6.4%	(12,675)	(13,467)	-5.9%

(Loss) income before income taxes	(3,394)	37,966	-108.9%	48,291	89,702	-46.2%

Income taxes	756	11,276	-93.3%	15,331	26,642	-42.5%

Net (loss) income	$(4,150)	26,690	-115.5%	$32,960	63,060	-47.7%

Per Class A Nonvoting Common Share:	2009	2008		2009	2008
Basic net (loss) income	$(0.08)	$0.49	-116.3%	$0.62	$1.16	-46.6%
Diluted net (loss) income	$(0.08)	$0.48	-116.7%	$0.62	$1.14	-45.6%
Dividends	$0.17	$0.15	13.3%	$0.34	$0.30	13.3%

Per Class B Voting Common Share:
Basic net (loss) income	$(0.08)	$0.49	-116.3%	$0.61	$1.14	-46.5%
Diluted net (loss) income	$(0.08)	$0.48	-116.7%	$0.60	$1.13	-46.9%
Dividends	$0.17	$0.15	13.3%	$0.32	$0.28	14.3%

Weighted average common shares outstanding (in Thousands):
Basic	52,350	54,510		52,821	54,430
Diluted	52,350	55,228		53,144	55,175

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(IN THOUSANDS)	January 31, 2009	July 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$185,091	$258,355
Accounts receivable, less allowance for losses ($7,905 and $10,059, respectively)	191,335	262,461
Inventories:
Finished products	65,646	75,665
Work-in-process	18,499	21,187
Raw materials and supplies	37,537	37,767

Total inventories	121,682	134,619
Prepaid expenses and other current assets	43,577	43,650

Total current assets	541,685	699,085

Other assets:
Goodwill	719,431	789,107
Other intangible assets, net	118,532	144,791
Deferred income taxes	27,196	25,943
Other	15,815	21,381

Total other assets	880,974	981,222

Property, plant and equipment:
Cost:
Land	6,183	6,490
Buildings and improvements	92,579	98,646
Machinery and equipment	271,541	282,232
Construction in progress	7,248	6,040

	377,551	393,408
Less accumulated depreciation	224,455	223,202

Net property, plant and equipment	153,096	170,206

Total	$1,575,755	$1,850,513

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$71,327	$118,209
Wages and amounts withheld from employees	50,339	82,354
Taxes, other than income taxes	6,487	10,234
Accrued income taxes	1,603	21,523
Other current liabilities	46,689	54,810
Current maturities on long-term debt	21,429	21,431

Total current liabilities	197,874	308,561

Long-term obligations, less current maturities	457,143	457,143

Other liabilities	55,066	63,001

Total liabilities	710,083	828,705

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares and outstanding 48,745,180 and 50,005,296 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	296,342	292,769
Earnings retained in the business	654,034	639,059
Treasury stock — 2,306,307 and 1,046,191 shares, respectively of Class A nonvoting common stock, at cost	(70,917)	(33,234)
Accumulated other comprehensive income	(9,427)	128,161
Other	(4,908)	(5,495)

Total stockholders’ investment	865,672	1,021,808

Total	$1,575,755	$1,850,513

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Six Months Ended
	January 31,
(Dollars in Thousands)	2009	2008
Operating activities:
Net income	$32,960	$63,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,193	29,669
Non-cash portion of restructuring charges	1,916	—
Non-cash portion of stock-based compensation expense	4,244	6,382
Other	1,274	(517)
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	42,156	7,080
Inventories	(548)	7,571
Prepaid expenses and other assets	(3,648)	(7,339)
Accounts payable and accrued liabilities	(64,413)	(17,117)
Income taxes	(17,428)	(1,266)
Other liabilities	(1,689)	325

Net cash provided by operating activities	22,017	87,848

Investing activities:
Acquisition of businesses, net of cash acquired	—	(24,552)
Purchase price adjustment	3,514	—
Payments of contingent consideration	(1,405)	(5,798)
Purchases of short-term investments	—	(10,350)
Sales of short-term investments	—	29,550
Purchases of property, plant and equipment	(12,948)	(14,358)
Other	1,998	(3,259)

Net cash used in investing activities	(8,841)	(28,767)

Financing activities:
Payment of dividends	(17,985)	(16,285)
Proceeds from issuance of common stock	1,284	7,980
Principal payments on debt	(2)	(9)
Purchase of treasury stock	(40,267)	—
Proceeds from issuance of debt	—	—
Income tax benefit from the exercise of stock options and deferred compensation distribution	847	4,093
Net cash (used in) provided by financing activities	(56,123)	(4,221)
Effect of exchange rate changes on cash	(30,317)	733

Net (decrease) increase in cash and cash equivalents	(73,264)	55,593
Cash and cash equivalents, beginning of period	258,355	142,846

Cash and cash equivalents, end of period	185,091	198,439

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$12,563	$13,153
Income taxes, net of refunds	27,384	26,381
Acquisitions:
Fair value of assets acquired, net of cash	$—	$17,279
Liabilities assumed	—	(6,371)
Goodwill	—	13,644

Net cash paid for acquisitions	$—	$24,552

Information by regional segment for the three and six months ended January 31, 2009 and 2008 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Subtotals	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
January 31, 2009	$122,970	$87,201	$56,278	$266,449	—	$266,449
January 31, 2008	$156,621	$122,615	$84,888	$364,124	—	$364,124

Six months ended:
January 31, 2009	$283,886	$195,416	$165,464	$644,766	—	$644,766
January 31, 2008	$331,396	$231,529	$181,333	$744,258	—	$744,258

SALES GROWTH INFORMATION
Three months ended January 31, 2009:
Base	-19.5%	-16.9%	-28.9%	-20.8%	—	-20.8%
Currency	-2.6%	-12.0%	-4.8%	-6.2%	—	-6.2%
Acquisitions	0.6%	0.0%	0.0%	0.2%	—	0.2%
Total	-21.5%	-28.9%	-33.7%	-26.8%	—	-26.8%

Six months ended January 31, 2009:
Base	-13.5%	-11.5%	-7.7%	-11.5%	—	-11.5%
Currency	-1.4%	-7.1%	-1.1%	-3.1%	—	-3.1%
Acquisitions	0.6%	3.0%	0.0%	1.2%	—	1.2%
Total	-14.3%	-15.6%	-8.8%	-13.4%	—	-13.4%

SEGMENT PROFIT
Three months ended:
January 31, 2009	$22,041	$22,945	$4,122	$49,108	($2,607)	$46,501
January 31, 2008	$32,036	$31,067	$12,660	$75,763	($2,347)	$73,416
Percentage increase (decrease)	-31.2%	-26.1%	-67.4%	-35.2%	11.1%	-36.7%

Six months ended:
January 31, 2009	$57,564	$54,084	$26,523	$138,171	($4,914)	$133,257
January 31, 2008	$76,142	$60,967	$32,050	$169,159	($4,583)	$164,576
Percentage increase (decrease)	-24.4%	-11.3%	-17.2%	-18.3%	7.2%	-19.0%
NET (LOSS) INCOME RECONCILIATION (in thousands)

	Three months ended:		Six months ended:
	January 31,	January 31,	January 31,	January 31,
	2009	2008	2009	2008
Total profit for reportable segments	$49,108	$75,763	$138,171	$169,159
Corporate and eliminations	(2,607)	(2,347)	($4,914)	(4,583)
Unallocated amounts:
Administrative costs	(22,475)	(30,972)	(51,398)	(63,794)
Restructuring charge	(19,408)		(21,047)	—
Investment and other (expense) income	(1,698)	2,269	154	2,387
Interest expense	(6,314)	(6,747)	(12,675)	(13,467)

(Loss) income before income taxes	(3,394)	37,966	48,291	89,702
Income taxes	(756)	(11,276)	(15,331)	(26,642)

Net (loss) income	$(4,150)	$26,690	$32,960	$63,060

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Fiscal 2008
(in thousands)	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$36,370	$26,690			$63,060
Interest expense	6,720	6,747			13,467
Income taxes	15,366	11,276			26,642
Depreciation and amortization	14,168	15,501			29,669

EBITDA (non-GAAP measure)	$72,624	$60,214	$—	$—	$132,838

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income (loss)	$37,110	$(4,150)			$32,960
Interest expense	6,361	6,314			12,675
Income taxes	14,575	756			15,331
Depreciation and amortization	13,712	13,481			27,193

EBITDA (non-GAAP measure)	$71,758	$16,401	$—	$—	$88,159

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.